Exhibit 1.01

Conflict Minerals Report by Polestar

For Year Ending December 31, 2022

Company Overview

This report has been prepared by the management of Polestar Automotive Holding UK PLC (herein referred to as “Polestar,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated.

Polestar is a pure play, premium electric performance car brand headquartered in Sweden, designing products engineered to excite consumers and drive change. Polestar believes that it defines market-leading standards in design, innovation and sustainability. Polestar was established as a premium electric car brand by Volvo Cars and Geely in 2017. Polestar benefits from the technological, engineering and manufacturing capabilities of these established global car manufacturers.

Forward-Looking Statements

This Report includes statements that express Polestar’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” as defined in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report and include statements regarding Polestar’s intentions, beliefs or current expectations concerning, among other things: the due diligence of suppliers, risk mitigation measures, and efforts to increase transparency through data collection and risk evaluation. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Polestar’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Polestar’s Form 20-F, and other documents filed, or to be filed, with the SEC by Polestar. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Polestar will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Introduction

For the 2022 calendar year, Polestar determined that tin, tungsten, tantalum, and/or gold (3TGs) were necessary to the functionality or production of products that were manufactured or contracted to be manufactured. Therefore, Polestar conducted a reasonable country of origin inquiry in good faith to determine whether any of the 3TGs in its products originated from the Democratic Republic of the Congo (DRC), any adjoining country of the DRC, or from other “Conflict-Affected and High-Risk Areas” (a group of countries listed at the following website, which is regularly updated by Rand Europe: cahraslist.net, and, collectively with the DRC and its adjoining countries, the “Covered Countries”).

Based on the country of origin data, Polestar believes its products could contain 3TGs that may have originated in the Covered Countries and, therefore, in accordance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (from here on referred to “Section 1502 of the Dodd-Frank Act” or “the Rule”), due diligence was performed on the source and chain of custody of the 3TGs in question to determine whether its products are “conflict free or responsibly sourced.” The Company designed its due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework of the Organization for Economic Co-Operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum, and tungsten (the “OECD Guidance”).

Polestar is committed to complying with the requirements and upholding responsible sourcing practices. As such the Company has put into place a robust due diligence program to ensure its contributions to upholding human rights and responsible practices across the supply chain.

Conflict Minerals Program & Policy

The Company has actively engaged with suppliers with respect to the use of conflict minerals. Polestar adopted a conflict minerals position articulating the conflict minerals supply chain due diligence process and the Company’s commitments to reporting obligations regarding conflict minerals. The policy is available online, and can be found here: https://www.polestar.com/global/legal/ethics

Reasonable Country of Origin Inquiry

To determine whether necessary 3TGs in products originated in Conflict-Affected and High-Risk Areas, Polestar retained Assent Inc. (“Assent”), a third-party service provider, to assist in reviewing its supply chain and identifying risks. Polestar provided a list composed of suppliers and parts associated with the in-scope products to Assent for upload to the Assent Compliance Manager. To trace materials, and demonstrate transparency procured by the supply chain, Polestar utilized the Conflict Minerals Reporting Template (CMRT) Version 6.22 or higher to conduct a survey during May 2022 to May 2023 of all in-scope suppliers (the “CMR campaign”).

For the 2022 calendar year, Volvo Cars has manufactured Polestar cars and contracted the suppliers of components and parts used in Polestar 2 and 3. During the CMR campaign there was 1 supplier, Polestar’s business partner Volvo Cars, in scope of the conflict minerals program/survey. Volvo Cars provided a completed CMRT. The Company’s total response rate for this reporting year was thus 100%.

In addition, Polestar conducted further actions to identify Tier 2 suppliers, which are Volvo Cars’ direct material suppliers, to track program gaps of Polestar 2 and 3 and discuss with our Tier 1 supplier and business partner future improvement opportunities.

Polestar’s ambition is to use Assent Compliance Manager, a software-as-a-service (SaaS) platform provided by Assent, as it enters into further agreements with other manufacturing business partners as well as for direct supplier sourcing.

The Assent Compliance Manager enables users to complete and track supplier communications and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management.

The Assent Compliance Manager also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations, are managed through this platform.

Via the Assent Compliance Manager and Assent team, the Company requested that all suppliers complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. Assent monitored and tracked all communications in the Assent Compliance Manager for future reporting and transparency. According to the process, Polestar will contact suppliers that are unresponsive to Assent’s communications during the diligence process and request these suppliers to complete the CMRT and submit it to Assent.

Polestar’s program includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT, which helps identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.

All submitted declaration forms are accepted so that data is retained, but they are classified as valid or invalid based on a set criteria of validation errors (see appendix C for CMRT validation criteria). Suppliers are contacted regarding invalid forms and are encouraged to correct validated errors to resubmit a valid form. Suppliers are provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, Polestar tracks program gaps to account for future improvement opportunities.

Through reasonable due diligence practices, Polestar was able to take advantage of a broader set of country-of-origin data to complement efforts in establishing transparency in the supply chain. Based on the findings, Polestar can determine all the possible countries minerals (such as 3TGs) used in its product originated from. As such, Polestar can then perform further due diligence on the source and chain of custody of the minerals in question.

Due Diligence

Polestar designed its due diligence measures to conform, in all material respects, with the framework in the OECD Guidance and the related supplements. The program aligns with the five steps for due diligence that are described by the OECD Guidance and the Company continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities.

Due diligence requires the Company’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot be fully owned by the Company. However, through active risk identification, and risk assessment, as well as continued outreach and process validation, risk gaps can be mitigated. This aligns with industry standards and market expectations for downstream companies’ due diligence.

1) Establish Strong Company Management Systems

Internal Compliance Team

Polestar has recently completed its first CMR campaign and aims to establish a cross-functional Conflict Minerals Compliance Team led by its Global Procurement Sustainability Lead. The Conflict Minerals Compliance Team will be responsible for implementing the conflict minerals compliance strategy and briefing senior management about the results of these due diligence efforts.

Polestar also works with its service provider Assent to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that Polestar will undertake with suppliers and/or respective stakeholders about conflict minerals.

Polestar leverages Assent’s Managed Services to work with dedicated program specialists who support Polestar’s conflict minerals program. Polestar communicates regularly with the Assent team to receive updates on program status.

Control Systems

Polestar expects all manufacturers and suppliers to have policies and procedures in place to ensure that 3TGs used in the production of the products sold to Polestar are “conflict free or responsibly sourced.” This means that the products should not contain minerals (3TGs) sourced from areas that have been identified to be in the presence of widespread human rights abuses and violations of law either directly or indirectly. Polestar expects direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers.

Polestar’s Code of Conduct for Business partners applies to all direct suppliers and outlines certain expected behaviors and practices. This code of conduct is based on industry and internationally accepted principles such as the United Nations Guiding Principles on Business and Human Rights and the OECD Due Diligence Guidance. The Code of Conduct for Business partners is provided to all direct suppliers. If a supplier does not meet the Company’s requirements, the relationship with this supplier will be evaluated. The Code of Conduct for Business partners is reviewed annually to ensure it continues to align with industry best practices.

For the 2022 calendar year, Volvo Cars has contracted the suppliers manufacturing components and materials used in Polestar 2 and 3, and these suppliers have agreed to Volvo’s Code of Conduct for Business partners, which contains principles similar to Polestar’s Code of Conduct for Business partners.

Supplier Engagement

Polestar has a strong relationship with its Tier 1 direct supplier Volvo Cars and is also, through Volvo Cars, tracks the response status of Tier 2 suppliers. Polestar’s Tier 1 and Tier 2 suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly complete a CMRT. Tier 1 and Tier 2 suppliers are provided guidance in their native language, if needed.

For the 2022 calendar year, Polestar engaged with Volvo Cars directly to request a valid (free of validated errors) CMRT for the products that Volvo Cars supplies to Polestar. Polestar’s ambition is to engage with suppliers directly to request such CMRT for the products they supply to Polestar, as it enters into further direct supply agreements with other parties.

With respect to the OECD requirement to strengthen engagement with suppliers, Polestar will develop an internal procedure that includes a supplier risk identification process that then leads to further steps of supplier engagement in the form of escalations.

Additionally, the Company’s rules on conflict minerals are included in the Code of Conduct for Business Partners, which is part of supplier contracts, requiring new suppliers to read and accept the rules as a requirement of doing business with Polestar. When entering into or renewing supplier contracts, a clause is added that requires suppliers to provide information about the source of 3TGs and smelters.

Polestar places a strong emphasis on supplier education and training. To accomplish this, Assent’s online resources will be leveraged, and all in-scope suppliers will be provided with access to the Assent library of conflict minerals training and support resources. Also, Assent’s automated feedback process that notifies suppliers of risks associated with their CMRT submission serves to educate suppliers of certain conflict minerals’ risks.

Polestar believes that the combination of the Code of Conduct for Business partners, the Conflict Minerals Position, and direct engagement with suppliers for conflict minerals training and support constitute a strong supplier engagement program.

Grievance Mechanisms

Polestar established grievance mechanisms whereby employees, suppliers and others outside Polestar can report grievances, suspected violations or other concerns regarding conflict minerals to the Company,. Suppliers and others outside of Polestar can direct such reports via the whistleblowing channel SpeakUp, available in the Code of Conduct for Business partners, on Polestar’s external website and in other communications with suppliers. Please see the following link: https://www.polestar.com/global/legal/ethics

Violations or grievances at the industry level can be reported to the RMI directly as well. This can be done at http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/

Maintain Records

Polestar has adopted a policy to retain relevant documentation for a period of five years. Through Assent, a document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented. Polestar stores all the information and findings from this process in a database that can be audited by internal or external parties.

2) Identifying & Assessing Risk in the Supply Chain

Supplier Risk Evaluation

Risks associated with Tier 1 suppliers’ due diligence processes as well as to some extent Tier 2 suppliers is assessed by their responses on a CMRT, which the Assent Compliance Manager identifies automatically based on established criteria. These risks are addressed by Assent staff and members of Polestar’s internal Conflict Minerals Team, who engage with suppliers to gather pertinent data and ask for corrective actions if needed, performing an overall assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.”

Risks at the supplier level may include non-responsive suppliers or incomplete CMRTs. In cases where a company-level CMRT (such as when a company declares there are no 3TGs in any of its products) is submitted, Polestar is unable to determine if all the specified smelters/refiners were used for 3TGs in the products supplied to the Company.

Assent’s supplier risk assessment (flagging suppliers’ risk as high, medium, low) identifies problematic suppliers in a company’s supply chain. The risk assessment is derived from the smelter validation process, which establishes risk at the smelter level via an analysis that considers multiple conflict minerals factors.

Smelter/Refiners Risk Evaluation

Other supply chain risks were identified by assessing the due diligence practices and audit status of smelters/refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent’s Smelter validation program compared listed facilities to the list of smelters/refiners consolidated by the RMI to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operational during the 2022 calendar year.

Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (RMAP). Polestar does not have a direct relationship with smelters/refiners and does not perform direct audits of these entities.

Smelters that are conformant to RMAP audit standards are considered to have their sourcing validated as “conflict free or responsibly sourced.” In cases where the smelter/refiner’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, further due diligence steps are followed to notify suppliers reporting these facilities. Smelters/refiners are actively monitored to proactively identify other risks pertaining to conflict minerals.

Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

•	Geographic proximity to Covered Countries.

•	Known mineral source country of origin.

•	RMAP audit status.

•	Credible evidence of unethical or conflict sourcing.

•	Peer assessments conducted by credible third-party sources.

•	Sanctions risks

Risk mitigation activities are initiated whenever a supplier’s CMRT shows facilities of concern. Through Assent, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing suppliers to take their own independent risk mitigation actions. Examples include the submission of a product specific CMRT to better identify the connection to products that they supply to Polestar. Additional escalatory steps may be taken to address any continued sourcing from these smelters of concern. Suppliers are given clear performance objectives within reasonable timeframes with the goal of progressive elimination of these smelters of concern from the supply chain.

In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process.

Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies.

3) Design & Implement A Strategy to Respond to Risks

Polestar together with Assent, developed processes to assess and respond to the risks identified in the supply chain. Polestar has a risk management plan, through which the conflict minerals program will be implemented, managed, and monitored. As the program progresses, escalations will be sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance with the conflict minerals rules and the Company’s expectations.

Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, Polestar will assess if replacing that supplier is feasible. The results of the program and risk assessment are shared with the Conflict Minerals Team and the Polestar’s Management Team to ensure transparency within the Company.

For the 2022 calendar year, Volvo Cars has contracted the suppliers manufacturing components and materials used in Polestar 2. Together with Volvo Cars, Polestar will discuss the outcome of the CMR campaign and align on any necessary risk mitigation actions.

4) Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Polestar does not have a direct relationship with any 3TG smelters/refiners and does not perform or direct audits of these entities within the supply chain. Instead, Polestar relies on third-party audits of smelters/refiners (industry recognized audit/assessment programs). As an example, RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters/refiners that agree to participate in the program.

Assent directly engages smelters/refiners that are not currently enrolled in an industry recognized audit/assessment program to encourage their participation and for those smelters/refiners already conformant to the corresponding program’s standards, Assent thanks them for their efforts on behalf of its compliance partners. Polestar is a signatory of these communications in accordance with the requirements of downstream companies detailed in the OECD Guidance.

Through Polestar’s membership with the RMI, smelters/refiners have been encouraged to participate in the RMAP. Any smelters/refiners that were reported by suppliers who were not part of the RMAP were also contacted directly by Assent to encourage them to participate in the RMAP.

5) Report Annually on Supply Chain Due Diligence

This report, which covers the year ended December 31, 2022, is Polestar’sfirst Conflict Mineral Report. This report will be made available in the Ethics section of Polestar’s website at https://www.polestar.com/global/legal/ethics. Information found on or accessed through this website is not considered part of this report and is not incorporated by reference herein. Polestar has also publicly filed a Form SD and this report with the U.S. Securities and Exchange Commission (SEC).

This year Polestar has also considered impacts from the EU Conflict Minerals Regulation when disclosing details with regards to due diligence efforts. Polestar will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through the form of public report.

Due Diligence Results

Supply chain outreach is required to identify the upstream sources of origin of tin, tantalum, tungsten, and gold. According to the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. However please note that below number are the results referring to Tier 2 supplier for the outreach conducted by Polestar for the 2022 reporting year. Tier 1 response rate is 100% and that is Volvo Cars that sourcing and manufacturing Polestar 2 and 3 as well as being responsible for direct material sourcing.

Number of in-scope suppliers	Response rate
49	83.67%

Upstream Data Transparency

Appendix A includes all smelters/refiners that Tier 1 and Tier 2 suppliers listed in completed CMRTs that met the recognized definition of a 3TGs processing facility and were operational during the 2022 calendar year. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to discern exactly which company’s product lines the materials may end up in. As a result, those providing the smelters/refiners have the practice to list all smelters/refiners they may purchase from within the reporting period. Therefore, the smelters/refiners (as sources) listed in Appendix A are likely to be more comprehensive than the list of smelters/refiners which processed the 3TGs contained in Polestar’s products.

Suppliers that identified these specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance, as stipulated in the previous sections.

Status	Number of identified smelters/refiners
RMAP Conformant	221
RMAP Active	7
Not Enrolled	89
Non-Conformant	25

Country of Origin

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on reasonable identification of country-of-origin data obtained via Assent’s supply chain database (or other RCOI data, in the scenario Polestar decides to use alternative data sources). As mentioned in the above section, it is understood that overreporting might occur which could result in Appendix B having more countries than those strictly relevant to Polestar’s products.

Steps to Be Taken to Mitigate Risk

As Polestar is unable to determine, following the due diligence summarized above, whether all of the necessary 3TGs material contained in its products qualifies as “DRC conflict free” within the meaning of Item 1.01(c)(2) of Form SD, it has taken, or intends to take, the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs material in Polestar’s products could originate from Covered Countries and benefit armed groups:

•	Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:

•	Using a comprehensive smelter and refiner library with detailed status and notes for each entity.

•	Scanning for verifiable media sources on each smelter and refiner to flag risk issues.

•	Comparing the list of smelters/refiners against government watch and denied parties lists.

•	Engage with our business partners and suppliers more closely and provide more information and training resources regarding responsible sourcing of 3TGs.

•	Encourage business partners and suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

•	Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts.

•	Following the OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

Appendix A: Smelter List

Includes: mineral, smelter/refinery name, location

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Gold	Advanced Chemical Company	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
Gold	Agosi AG	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant
Gold	Argor-Heraeus S.A.	CID000077	Conformant
Gold	Asahi Pretec Corp.	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
Gold	Aurubis AG	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
Gold	Boliden AB	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
Gold	CCR Refinery—Glencore Canada Corporation	CID000185	Conformant
Gold	Cendres + Metaux S.A.	CID000189	Non-Conformant
Gold	Chimet S.p.A.	CID000233	Conformant
Gold	Chugai Mining	CID000264	Conformant
Gold	LT Metal Ltd.	CID000689	Conformant
Gold	Heimerle + Meule GmbH	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant
Gold	Heraeus Germany GmbH Co. KG	CID000711	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
Gold	Istanbul Gold Refinery	CID000814	Conformant
Gold	Japan Mint	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
Gold	Asahi Refining USA Inc.	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
Gold	Kazzinc	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
Gold	LS-NIKKO Copper Inc.	CID001078	Conformant
Gold	Materion	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
Gold	Metalor Technologies S.A.	CID001153	Conformant

Gold	Metalor USA Refining Corporation	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	CID001259	Conformant
Gold	MKS PAMP SA	CID001352	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
Gold	PX Precinox S.A.	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
Gold	Royal Canadian Mint	CID001534	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
Gold	Valcambi S.A.	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
Gold	SAFINA A.S.	CID002290	Conformant
Gold	Umicore Precious Metals Thailand	CID002314	Non-Conformant
Gold	Geib Refining Corporation	CID002459	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Conformant
Gold	Singway Technology Co., Ltd.	CID002516	Non-Conformant
Gold	Al Etihad Gold Refinery DMCC	CID002560	Conformant
Gold	Emirates Gold DMCC	CID002561	Conformant
Gold	T.C.A S.p.A	CID002580	Conformant
Gold	REMONDIS PMR B.V.	CID002582	Conformant
Gold	Marsam Metals	CID002606	Non-Conformant
Gold	TOO Tau-Ken-Altyn	CID002615	Conformant
Gold	Abington Reldan Metals, LLC	CID002708	Conformant
Gold	SAAMP	CID002761	Conformant
Gold	L’Orfebre S.A.	CID002762	Conformant

Gold	8853 S.p.A.	CID002763	Non-Conformant
Gold	Italpreziosi	CID002765	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	Active
Gold	Bangalore Refinery	CID002863	Conformant
Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
Gold	Safimet S.p.A	CID002973	Non-Conformant
Gold	NH Recytech Company	CID003189	Conformant
Gold	C.I Metales Procesados Industriales SAS	CID003421	Active
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Conformant
Gold	Augmont Enterprises Private Limited	CID003461	Active
Gold	Alexy Metals	CID003500	Conformant
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	Conformant
Gold	WEEEREFINING	CID003615	Active
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Outreach Required
Gold	Caridad	CID000180	Outreach Required
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Outreach Required
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	In Communication
Gold	DSC (Do Sung Corporation)	CID000359	Conformant
Gold	Dowa	CID000401	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Conformant
Gold	JSC Novosibirsk Refinery	CID000493	RMI Due Diligence Review—Unable to Proceed
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Outreach Required
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	CID000778	Communication Suspended—Not Interested
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RMI Due Diligence Review—Unable to Proceed
Gold	JSC Uralelectromed	CID000929	RMI Due Diligence Review—Unable to Proceed
Gold	Kazakhmys Smelting LLC	CID000956	In Communication

Gold	Kyrgyzaltyn JSC	CID001029	Non-Conformant
Gold	L’azurde Company For Jewelry	CID001032	RMI Due Diligence Review—Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Outreach Required
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Outreach Required
Gold	Moscow Special Alloys Processing Plant	CID001204	RMI Due Diligence Review—Unable to Proceed
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	RMI Due Diligence Review—Unable to Proceed
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Outreach Required
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RMI Due Diligence Review—Unable to Proceed
Gold	Sabin Metal Corp.	CID001546	Communication Suspended—Not Interested
Gold	Samduck Precious Metals	CID001555	Non-Conformant
Gold	Samwon Metals Corp.	CID001562	Communication Suspended—Not Interested
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Outreach Required
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RMI Due Diligence Review—Unable to Proceed
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Outreach Required
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Outreach Required
Gold	Torecom	CID001955	Conformant
Gold	Yamakin Co., Ltd.	CID002100	Conformant
Gold	Morris and Watson	CID002282	In Communication
Gold	Guangdong Jinding Gold Limited	CID002312	Outreach Required
Gold	Fidelity Printers and Refiners Ltd.	CID002515	RMI Due Diligence Review—Unable to Proceed
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	Outreach Required
Gold	International Precious Metal Refiners	CID002562	In Communication
Gold	Kaloti Precious Metals	CID002563	RMI Due Diligence Review—Unable to Proceed
Gold	Sudan Gold Refinery	CID002567	Outreach Required

Gold	Fujairah Gold FZC	CID002584	Outreach Required
Gold	Industrial Refining Company	CID002587	Non-Conformant
Gold	Shirpur Gold Refinery Ltd.	CID002588	Outreach Required
Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
Gold	AU Traders and Refiners	CID002850	Non-Conformant
Gold	Sai Refinery	CID002853	Outreach Required
Gold	Modeltech Sdn Bhd	CID002857	Non-Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RMI Due Diligence Review—Unable to Proceed
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Outreach Required
Gold	Pease & Curren	CID002872	Communication Suspended—Not Interested
Gold	JALAN & Company	CID002893	Outreach Required
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Outreach Required
Gold	African Gold Refinery	CID003185	RMI Due Diligence Review—Unable to Proceed
Gold	Gold Coast Refinery	CID003186	Outreach Required
Gold	QG Refining, LLC	CID003324	Outreach Required
Gold	Dijllah Gold Refinery FZC	CID003348	Outreach Required
Gold	CGR Metalloys Pvt Ltd.	CID003382	Outreach Required
Gold	Sovereign Metals	CID003383	Outreach Required
Gold	Kundan Care Products Ltd.	CID003463	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	In Communication
Gold	K.A. Rasmussen	CID003497	Outreach Required
Gold	Sellem Industries Ltd.	CID003540	Communication Suspended—Not Interested
Gold	MD Overseas	CID003548	In Communication
Gold	Metallix Refining Inc.	CID003557	In Communication
Gold	Super Dragon Technology Co., Ltd.	CID001810	Outreach Required
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	Outreach Required
Gold	Albino Mountinho Lda.	CID002760	Outreach Required
Gold	ABC Refinery Pty Ltd.	CID002920	Outreach Required
Gold	Gold by Gold Colombia	CID003641	Conformant
Gold	Dongwu Gold Group	CID003663	Outreach Required
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant

Tantalum	QuantumClean	CID001508	Conformant
Tantalum	D Block Metals, LLC	CID002504	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
Tantalum	AMG Brasil	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
Tantalum	NPM Silmet AS	CID001200	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RMI Due Diligence Review—Unable to Proceed
Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant
Tantalum	Telex Metals	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
Tantalum	KEMET de Mexico	CID002539	Conformant
Tantalum	TANIOBIS Co., Ltd.	CID002544	Conformant
Tantalum	TANIOBIS GmbH	CID002545	Conformant
Tantalum	Materion Newton Inc.	CID002548	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Conformant
Tantalum	5D Production OU	CID003926	Outreach Required
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
Tin	Alpha	CID000292	Conformant
Tin	PT Aries Kencana Sejahtera	CID000309	Conformant
Tin	Dowa	CID000402	Conformant
Tin	Fenix Metals	CID000468	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Non-Conformant
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
Tin	Mineracao Taboca S.A.	CID001173	Conformant
Tin	Minsur	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	CID001191	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
Tin	PT Artha Cipta Langgeng	CID001399	Conformant
Tin	PT Babel Inti Perkasa	CID001402	Conformant
Tin	PT Refined Bangka Tin	CID001460	Conformant
Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
Tin	PT Timah Tbk Kundur	CID001477	Conformant
Tin	PT Timah Tbk Mentok	CID001482	Conformant
Tin	PT Timah Nusantara	CID001486	Active
Tin	PT Tinindo Inter Nusa	CID001490	Non-Conformant
Tin	Rui Da Hung	CID001539	Conformant
Tin	Thaisarco	CID001898	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
Tin	CV Venus Inti Perkasa	CID002455	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
Tin	Super Ligas	CID002756	Active
Tin	PT Menara Cipta Mulia	CID002835	Conformant
Tin	PT Bangka Serumpun	CID003205	Conformant
Tin	PT Rajawali Rimba Perkasa	CID003381	Conformant
Tin	PT Mitra Sukses Globalindo	CID003449	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Conformant
Tin	EM Vinto	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	CID000448	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Non-Conformant
Tin	China Tin Group Co., Ltd.	CID001070	Conformant
Tin	Metallic Resources, Inc.	CID001142	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
Tin	Novosibirsk Tin Combine	CID001305	RMI Due Diligence Review—Unable to Proceed
Tin	Operaciones Metalurgicas S.A.	CID001337	Conformant
Tin	PT Babel Surya Alam Lestari	CID001406	Conformant
Tin	PT Mitra Stania Prima	CID001453	Conformant
Tin	PT Prima Timah Utama	CID001458	Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Non-Conformant
Tin	VQB Mineral and Trading Group JSC	CID002015	Outreach Required
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	Non-Conformant
Tin	CV Ayi Jaya	CID002570	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Non-Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Outreach Required
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Outreach Required
Tin	PT Rajehan Ariq	CID002593	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Outreach Required
Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
Tin	Aurubis Beerse	CID002773	Conformant
Tin	Aurubis Berango	CID002774	Conformant
Tin	Modeltech Sdn Bhd	CID002858	Non-Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
Tin	Pongpipat Company Limited	CID003208	Outreach Required
Tin	Tin Technology & Refining	CID003325	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Non-Conformant
Tin	Luna Smelter, Ltd.	CID003387	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Non-Conformant
Tin	Precious Minerals and Smelting Limited	CID003409	Non-Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Outreach Required
Tin	CRM Synergies	CID003524	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Conformant
Tin	PT Belitung Industri Sejahtera	CID001421	Active
Tin	PT Bukit Timah	CID001428	Conformant
Tin	PT Panca Mega Persada	CID001457	In Communication
Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
Tin	PT Tirus Putra Mandiri	CID002478	In Communication
Tin	PT Cipta Persada Mulia	CID002696	Conformant
Tin	PT Sukses Inti Makmur	CID002816	Conformant
Tin	PT Tommy Utama	CID001493	Conformant
Tin	PT Premium Tin Indonesia	CID000313	Conformant
Tin	DS Myanmar	CID003831	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Conformant
Tin	PT Bangka Tin Industry	CID001419	In Communication

Tin	PT Bangka Prima Tin	CID002776	Conformant
Tungsten	A.L.M.T. Corp.	CID000004	Conformant
Tungsten	Kennametal Huntsville	CID000105	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant
Tungsten	Kennametal Fallon	CID000966	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
Tungsten	Masan High-Tech Materials	CID002543	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
Tungsten	ACL Metais Eireli	CID002833	Non-Conformant
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Non-Conformant
Tungsten	Cronimet Brasil Ltda	CID003468	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	Outreach Required
Tungsten	Global Tungsten & Powders LLC	CID000568	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	Non-Conformant
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	Communication Suspended—Not Interested
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
Tungsten	Niagara Refining LLC	CID002589	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	Conformant
Tungsten	Hydrometallurg, JSC	CID002649	RMI Due Diligence Review—Unable to Proceed
Tungsten	Unecha Refractory metals plant	CID002724	Non-Conformant

Tungsten	Moliren Ltd.	CID002845	RMI Due Diligence Review—Unable to Proceed
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	CID003408	RMI Due Diligence Review—Unable to Proceed
Tungsten	NPP Tyazhmetprom LLC	CID003416	RMI Due Diligence Review—Unable to Proceed
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	Conformant
Tungsten	Artek LLC	CID003553	RMI Due Diligence Review—Unable to Proceed
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	Conformant
Tungsten	OOO “Technolom” 2	CID003612	RMI Due Diligence Review—Unable to Proceed
Tungsten	OOO “Technolom” 1	CID003614	RMI Due Diligence Review—Unable to Proceed
Tungsten	LLC Vostok	CID003643	RMI Due Diligence Review—Unable to Proceed
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	Outreach Required
Tungsten	HANNAE FOR T Co., Ltd.	CID003978	Outreach Required
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060	In Communication

Appendix B: Countries of Origin

Below is an aggregated list of the countries of origin from which the reported facilities collectively source 3TGs, based on information provided by suppliers and from the RMI.

Afghanistan	Czechia	Kenya	Rwanda
Ãland Islands	Democratic Republic of Congo[1]	Korea	Samoa
Albania	Djibouti	Kyrgyzstan	Saudi Arabia
American Samoa	Dominica	Liberia	Senegal
Andorra	Dominican Republic	Liechtenstein	Sierra Leone
Angola	Ecuador	Lithuania	Singapore
Argentina	Egypt	Luxembourg	Slovakia
Armenia	Eritrea	Madagascar	Slovenia
Aruba	Estonia	Malaysia	South Africa
Australia	Ethiopia	Mali	South Sudan
Austria	Finland	Mauritania	Spain
Azerbaijan	France	Mexico	Sudan
Bahamas	Georgia	Mongolia	Suriname
Barbados	Germany	Morocco	Sweden
Belarus	Ghana	Mozambique	Switzerland
Belgium	Guam	Myanmar	Taiwan
Benin	Guatemala	Namibia	Tajikistan
Bermuda	Guinea	Netherlands	Tanzania
Bolivia (Plurinational State of)	Guyana	New Zealand	Thailand
Brazil	Honduras	Nicaragua	Turkey
Bulgaria	Hong Kong	Niger	Uganda
Burkina Faso	Hungary	Nigeria	United Arab Emirates
Burundi	India	Norway	United Kingdom
Cambodia	Indonesia	Panama	United States
Canada	Ireland	Papua New Guinea	Uzbekistan
Central African Republic	Israel	Peru	Viet Nam
Chile	Italy	Philippines	Zambia
China	Japan	Poland	Zimbabwe
Colombia	Jersey	Portugal
Congo	Kazakhstan	Russian Federation[2]

[1]	68 ot of 87 smelters are conformant, 14 are under RMI due diligence review, active or outreach required. The reimaging 5 are non-conformant and flagging will be done down the supply chain.
[2]

Smelters are several layers down the supply chain and the sourcing from their mines were started much earlier than when orders were placed for assembly. After the invasion of Ukraine, the mines are identified as high-r risk. The smelters sourcing from these mines will be non-conformant and flagging will be done down the supply chain for these smelters within the CMR campaign program.

Appendix C: CMRT Declaration Rejection/Approval Criteria

The following tables map the Assent Sustainability Platform’s status outputs and CMRT logic structure when determining supplier conflict mineral statuses as displayed on the dashboard. Using this table, and referencing the CMRT questions listed above, users will be able to determine what answers were provided by their suppliers to earn their conflict minerals statuses.

Supplier Status	Description
Not Submitted	A CMRT has not been submitted by the supplier

Complete	A CMRT has been submitted, and is valid and complete

Incomplete	A supplier with parts associated to them has submitted a partially completed Product-Level or User-Defined CMRT

Invalid Submission	A CMRT has been submitted and deemed invalid based on contradicting responses in the template

Out of Scope	The supplier is out of scope for conflict minerals and does not need to be contacted